___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2015

FUELSTREAM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-14477	87-0561426
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

11650 South State Street, Suite 240 Draper, Utah		84020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 816-2510

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.01 Changes in Control of Registrant.

On April 16, 2015, John D. Thomas, the Chief Executive Officer and sole director of Fuelstream, Inc. (the “Company”), declared a default pursuant to that certain Stock Purchase and Sale Agreement (hereafter, the “Agreement”) between Mr. Thomas and Sean Wagner, a summary of which was disclosed by the Company in its Current Report on Form 8-K filed on December 16, 2011. The Agreement provided for an assignment of the voting rights pursuant to 200 shares of Series A Preferred Shares of the Company, which collectively hold an aggregate of 4,000,000,000 votes. The continuance of the Agreement and the assignment contained therein was subject to certain obligations which were not fulfilled. As a result of such default, Mr. Thomas now beneficially holds a majority of the voting rights of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuelstream, Inc.

Date: May 4, 2015	By: /s/ John D. Thomas
John D. Thomas
Chief Executive Officer